UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2007 [July 17, 2007]

Terra Nostra Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada

000-49631

            86-0875500

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

790 East Colorado Blvd., 9th Floor, Pasadena, CA

                91101

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (626) 796-0088

 (Former name or former address, if changed since last report)

Item 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On July 12, 2007, the company accepted subscriptions for private placements for Four Million (4,000,000) units of the company’s common stock at a price of One ($1.00) dollar per unit, for a total consideration of Four Million ($4,000,000.00) dollars, each unit consisting of one (1) share and one (1) share purchase warrant entitling the holder to purchase one (1) additional share of the company’s common stock at the price of $1.75 of a period of three (3) years from July 12, 2007.

These securities were sold without registration under the Securities Act of 1933, in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.  There were no underwriting discounts, finders fees or commissions paid in connection with the sale of these securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Pasadena, California this 17th day of July, 2007.

TERRA NOSTRA RESOURCES CORP.

By:

/s/ Donald C. Nicholson

Name:  Donald C. Nicholson

Title:    President